Exhibit 5.1

August 6, 2026

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, CA 90404

Re: Registration Statement on Form S-3 of Super League Enterprise, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Super League Enterprise, Inc., a Delaware corporation (the “Company”), in connection with the offer and resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Prospectus (as defined below) of up to 1,072,900 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), consisting of (i) 26,768 shares of Common Stock (the “Common Shares”); (ii) 509,682 shares of Common Stock issuable upon exercise of a pre-funded common stock purchase warrant (the “Pre-Funded Warrant”, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrant, the “PFW Shares”); and (iii) 536,450 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “Warrant”, and the shares of Common Stock issuable upon exercise of the Warrant, the “Warrant Shares”). The Shares are included in a registration statement on Form S-3 (File No. 333-296766) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2026.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated in this letter. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and the Second Amended and Restated Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the applicable provisions of the General Corporation Law of the State of Delaware as in effect on the date of this letter. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. This letter speaks as of its date, and we do not undertake (and hereby disclaim any) obligation to update this letter.

Subject to the foregoing and subject to the assumptions, exceptions, limitations, and qualifications set forth in this letter, it is our opinion that, as of the date hereof:

1. the Common Shares have been duly authorized by all requisite corporate action on the part of the Company under DGCL and are validly issued, are fully paid, and non-assessable.

2. the Pre-Funded Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the PFW Shares are delivered and paid for in accordance with the terms of the Pre-Funded Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the PFW Shares will be validly issued, fully paid, and non-assessable.

3. the Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrant Shares will be validly issued, fully paid, and non-assessable.

This letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under the Securities Act.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation